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Exhibit 2.2

        This AMENDMENT AGREEMENT, dated as of June 2, 2004 (this "Agreement"), amends (i) the AGREEMENT AND PLAN OF MERGER, dated as of March 9, 2004 (the "Merger Agreement"), among MILLSTREAM ACQUISITION CORPORATION, a Delaware corporation ("Parent"), N MERGER L.L.C., a Florida limited liability company and a wholly owned subsidiary of Parent ("Sub"), and NATIONSHEALTH HOLDINGS, L.L.C., a Florida limited liability company (the "Company"), (ii) the Parent Disclosure Letter dated as of March 9, 2004 (the "Parent Disclosure Letter"), (iii) the Stockholders Agreement dated as of March 9, 2004 (the "Stockholders Agreement"), among Parent, RGGPLS Holding, Inc., a Florida corporation ("RGGPLS") and GRH Holdings, LLC, a Florida limited liability company ("GRH"), and (iv) the Registration Rights Agreement, dated as of March 9, 2004 (the "Registration Rights Agreement") among Parent, RGGPLS, GRH and Becton, Dickinson and Company, a New Jersey corporation ("BD").

        WHEREAS (i) Parent, Sub and the Company have entered into the Merger Agreement, (ii) Parent executed the Parent Disclosure Letter, (iii) Parent, RGGPLS and GRH have entered into the Stockholders Agreement and (iv) Parent, RGGPLS, GRH and BD have entered into the Registration Rights Agreement;

        WHEREAS in consideration of Parent's, Sub's and the Company's willingness to enter into this Agreement, such parties are willing to make the amendments to the Merger Agreement and the Parent Disclosure Letter set forth herein;

        WHEREAS in consideration of Parent's, RGGPLS's and GRH's willingness to enter into this Agreement, such parties are willing to make the amendment to the Stockholders Agreement set forth herein;

        WHEREAS in consideration of Parent's, RGGPLS's, GRH and BD's willingness to enter into this Agreement, such parties are willing to make the amendments to the Registration Rights Agreement set forth herein;

        WHEREAS the Board of Directors of Parent, the sole member of Sub, and the Preferred Member Representatives (as defined in the Second Amended and Restated Operating Agreement of the Company, dated as of October 30, 2003, among RGGPLS, GRH and BD), have approved and declared advisable the amendments to the Merger Agreement to be effected by this Agreement;

        WHEREAS except as amended by this Agreement, each of the the Merger Agreement, the Stockholders Agreement and the Registration Rights Agreement shall remain in full force and effect; and

        WHEREAS capitalized terms used herein and not defined herein shall have the respective meanings given in the Merger Agreement, the Stockholders Agreement and the Registration Rights Agreement, as applicable.

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

Amendments to the Merger Agreement

        SECTION 1.01.    Amendments to Recitals.    (a)    The first recital is hereby amended by deleting the words: "New Parent Warrants (as defined below),".

        (b)   The first recital is also hereby amended by deleting the words "and New Parent Warrants" wherever they appear in the first recital.

        (c)   The third recital (regarding the Warrant Agreements) to the Merger Agreement is hereby deleted.

        (d)   The sixth recital to the Merger Agreement is hereby amended by deleting the words: "and New Parent Warrants".

        SECTION 1.02.    Amendments to Article I.    (a)    Section 1.01 is hereby amended to delete the last three sentences thereof and to replace such sentences with the following:

          "The Merger, the issuance by Parent of shares of Parent Common Stock in connection with the Merger (the "Share Issuance"), the Charter Amendment (as defined in Section 1.07(a)) and the other transactions contemplated by this Agreement are referred to in this Agreement collectively as the "Transactions". This Agreement, together with the Governance Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Amendment, the Indemnification Agreement and the Employment Agreements, are referred to in this Agreement collectively as the "Transaction Agreements". The Amendment and the Indemnification Agreement, are referred to in this Agreement collectively as the "Other Agreements".".

        (b)   Section 1.08(c) is hereby deleted and replaced with the following:

          "(c) Parent shall cause the symbol under which the Parent Common Stock and Parent Warrants are traded on the OTC Bulletin Board, Nasdaq (as defined in Section 6.09) or the AMEX (as defined in Section 6.09) to change to a symbol as determined by RGGPLS that, if available, is reasonably representative of the corporate name or business of the Company."

        SECTION 1.03.    Amendments to Article II.    (a) Section 2.01(c) is hereby deleted and replaced with the following:

          "(c)(1) Subject to Section 2.01(b): (A) the Preferred Member interest held by RGGPLS shall be converted into the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 66.1625%, (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 66.1625%, and (iii) $3,000,000 in cash; (B) the Preferred Member interest held by GRH shall be converted into the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 22.0541%, and (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 22.0541%; (C) the Preferred Member interest held by BD shall be converted into the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 4.0000%, and (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 4.0000%; and (D) the Class B Member interest held by GRH shall be converted into the right to receive (i) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Stock Consideration multiplied by 7.7834%, and (ii) a number of fully paid and nonassessable shares of Parent Common Stock equal to the Additional Stock Consideration multiplied by 7.7834%.

          (2) The shares of Parent Common Stock to be issued and cash payable, upon the conversion of the Company Member Interests pursuant to this Section 2.01(c), are referred to collectively as "Merger Consideration". As of the Effective Time, all such Company Member Interests shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Company Member Interests shall cease to have any rights with respect thereto, except the right to receive Merger Consideration in accordance with Section 2.02, without interest. "Stock Consideration" means the product of (i) the number of shares of Parent Common Stock then issued and outstanding at the Effective Time and (ii) the Conversion Number. The "Conversion Number" shall equal the quotient represented by dividing (i) the sum of 400 plus the product of (A) three multiplied by (B) the Percentage of Demanding Holders, by (ii) the amount equal to 100 minus the Percentage of Demanding Holders. "Percentage of Demanding Holders" shall mean the percentage (expressed as a number out to the ten thousandths decimal point (e.g., 10.7553% shall be "10.7553" for purposes of this definition)) of IPO Shares (as defined in Article Fifth, paragraph B of the Parent Charter) that the holders of which shall have demanded that

  Parent convert their IPO Shares into cash pursuant to Article Fifth, paragraph B of the Parent Charter and/or Section 8.8 of the Underwriting Agreement. "Additional Stock Consideration" means 2,275,000 shares of Parent Common Stock.".

        SECTION 1.04.    Amendments to Article VI.    (a)    Section 6.01(a) is hereby amended to delete the fourth sentence thereof and to replace such sentence with the following sentence:

          "Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger."

        (b)   Section 6.09 is hereby deleted and replaced with the following:

          "SECTION 6.09.    Quotation or Listing.    Parent shall use its best efforts to cause (i) the shares of Parent Common Stock to be issued in the Merger, (ii) all shares of Parent Common Stock outstanding as of the date of this Agreement and (iii) the Parent Warrants outstanding as of the date of this Agreement, to be approved for quotation on The Nasdaq Stock Market, Inc. ("Nasdaq"), or if any of such securities are not eligible to be quoted on Nasdaq, to cause such non-eligible securities to be approved for listing on The American Stock Exchange LLC (the "AMEX"), in each case subject to official notice of issuance, as promptly as practicable after the date of this Agreement."

        SECTION 1.05.    Amendment to Article VII.    Section 7.01(e) is hereby amended by deleting the words: "the New $8.50 Parent Warrants and the New $11.00 Parent Warrants".

        SECTION 1.06.    Amendments to Form of Affiliate Letter.    (a)    The second paragraph of the Form of Affiliate Letter is hereby amended by deleting the words: ", New $8.50 Parent Warrants and New $11.00 Parent Warrants", from the first sentence.

        (b)   The third paragraph of the Form of Affiliate Letter is hereby amended by deleting the words: "and New Parent Warrants", from the first sentence.

        (c)   The fourth paragraph of the Form of Affiliate Letter is hereby amended by deleting the words: ", New $8.50 Parent Warrants and New $11.00 Parent Warrants", from the first sentence.

        (d)   The fifth paragraph of the Form of Affiliate Letter is hereby amended by deleting the words: ", New $8.50 Parent Warrants and New $11.00 Parent Warrants", from every part of the first sentence.

        (e)   The sixth paragraph of the Form of Affiliate Letter is hereby amended by deleting the words: ", New $8.50 Parent Warrants or New $11.00 Parent Warrants", from the first sentence.

ARTICLE II

Amendments to Parent Disclosure Letter

        SECTION 2.01.    Amendment to Section 4.3.    Section 4.3 is hereby amended by deleting the words: "New $8.50 Parent Warrants" and replacing such words with: "Parent Warrants, except that the exercise price shall be $8.50 per share."

        SECTION 2.02.    Amendment to Section 4.11.    Section 4.11 is hereby amended by deleting the words: "New $8.50 Parent Warrants" and replacing such words with: "Parent Warrants, except that the exercise price shall be $8.50 per share."

ARTICLE III

Amendments to Stockholders Agreement

        SECTION 3.01.    Amendments to Article I.    (a)    The definition of "Excluded Shares" in Section 1.01 is hereby amended by deleting the first sentence of such definition and replacing it with the following:

          "Excluded Shares" shall mean the shares of Common Stock issuable at the Effective Time upon the conversion of the Preferred Member interests held by the Specified Stockholder at the Effective Time, other than the Other Shares.".

        (b)   The definition of "New Parents Warrants" in Section 1.01 is hereby deleted in its entirety.

        (c)   The definition of "Specified Shares" in Section 1.01 is hereby amended by deleting the first sentence of such definition and replacing it with the following:

          "Specified Shares" shall mean the shares of Common Stock issuable at the Effective Time upon the conversion of the Class B Member interests held by the Specified Stockholder at the Effective Time.".

        SECTION 3.02.    Amendments to Article IV.    (a)    Section 4.01 is hereby amended by deleting the words "and shall not require the Specified Stockholder to exercise any unexercised New Parent Warrants".

        (b)   Section 4.05 is hereby deleted in its entirety and replaced by "SECTION 4.05 [INTENTIONALLY BLANK]".

        SECTION 3.03.    Amendments to Article VI.    (a)    the first sentence of Section 6.02 (b) is hereby amended by deleting the words: "(including Substituted Shares, if applicable)".

        (b)   The second sentence of Section 6.02 (b) is hereby amended by deleting the words: "or Released Shares".

        (c)   The third sentence of Section 6.02 (b) is hereby amended by deleting the words: "or Released Shares".

        (d)   The last sentence of Section 6.06 is hereby amended by deleting the words: "or Shares issuable upon exercise of New Parent Warrants".

ARTICLE IV

Amendments to Registration Rights Agreement

        SECTION 4.01.    Amendment to Recitals.    The second recital to the Registration Rights Agreement is hereby deleted and replaced with the following:

          "WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) the Company shall issue to RGGPLS, GRH and BD shares of Common Stock subject to the terms and provisions of the Merger Agreement; and".

        SECTION 4.02.    Amendments to Article 1.    (a)    The definition of "New $8.50 Parent Warrants" is hereby deleted in its entirety.

        (b)   The definition of "New $11.00 Parent Warrants" is hereby deleted in its entirety.

        (c)   The definition of "Registrable Securities" is hereby amended by deleting: "(ii) any shares of Common Stock issued upon exercise of the New $8.50 Parent Warrants or the New $11.00 Parent Warrants held by any of RGGPLS, GRH or BD (or any of their respective affiliates and successors or assigns) or (iii)" and replacing such text with: "or (ii)" after the end of clause (i).

        SECTION 4.03.    Amendment to Article 2.    (a)    The first sentence of Section 2.4 is hereby deleted and replaced with the following:

          "Notwithstanding anything herein to the contrary, until the expiration of the 180-day period following the Effective Time, the Stockholders shall not be permitted to sell, transfer or dispose of, any of the shares of Common Stock received by them pursuant to the Merger Agreement (the "Merger Securities")."

        (b)   The last sentence of Section 2.4 is hereby amended by deleting the words: ", the New $8.50 Parent Warrants or the $11.00 Parent Warrants are" and replacing such words with the word "is".

ARTICLE V

General Provisions

        SECTION 5.01.    Merger Agreement.    Except as specifically amended hereby, the provisions of the Merger Agreement shall remain in full force and effect.

        SECTION 5.02.    Parent Disclosure Letter.    Except as specifically amended hereby, the provisions of the Parent Disclosure Letter shall remain in full force and effect.

        SECTION 5.03.    Stockholders Agreement.    Except as specifically amended hereby, the provisions of the Stockholders Agreement shall remain in full force and effect.

        SECTION 5.04.    Registration Rights Agreement.    Except as specifically amended hereby, the provisions of the Registration Rights Agreement shall remain in full force and effect.

        SECTION 5.05.    Interpretation.    The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, the Merger Agreement, the Stockholders Agreement or the Registration Rights Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        SECTION 5.06.    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 5.07.    Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 5.08.    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, applicable to contracts made and to be performed entirely within the State of New York, except to the extent the laws of the State of Florida are mandatorily applicable to the Merger.

        IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

MILLSTREAM ACQUISITION CORPORATION,
By:
	Name:	Arthur Spector
	Title:	Chairman, Chief Executive Officer and President
Solely for the purpose of amending the Merger Agreement:
N MERGER L.L.C.,
	By:	MILLSTREAM ACQUISITION CORPORATION, its sole member,
By:
			Name:	Arthur Spector
			Title:	Chairman, Chief Executive Officer and President
Solely for the purpose of amending the Merger Agreement:
NATIONSHEALTH HOLDINGS, L.L.C.,
By:
Name:
Title:

Solely for purposes of (i) consenting, on behalf of its designated Preferred Member Representatives, to amending the Merger Agreement and (ii) amending the Stockholders Agreement and the Registration Rights Agreement:
RGGPLS Holding, Inc.,
By:
Name:
Title:

Solely for purposes of (i) consenting, on behalf of its designated Preferred Member Representative, to amending the Merger Agreement and (ii) amending the Stockholders Agreement and the Registration Rights Agreement:
GRH, Holdings, LLC,
By:	Viaura Holdings, L.L.C.,
	By:	Viaura, Inc.,
By:
Name:
Title:
Solely for the purpose of amending the Registration Rights Agreement:
BECTON, DICKINSON AND COMPANY,
By:
Name:
Title:

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  Exhibit 2.2